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                                                                    EXHIBIT 10.4



GTE INTERNETWORKING
Powered by BBN

Service quotation for Micro-Media Solutions

To: Jose Chavez            Quote date:     September 29, 1998
    Micro-Media Solutions  Quote valid to:

    501 Waller             Quote number:   76512.9719.1
    Austin, TX 78702       Service level:  IA 6.0, Frac T3 Port-Only
    USA                                    Connection

Service Period:

 __ 1 Year  __ 2 Year  XX 3 Year

The service period shall commence upon the provisioning by BBN Corporation, a


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subsidiary of GTE Internetworking Incorporated ("We", "Our", or "Us"), to you of
the service listed on this Service Quotation.

Recurring Fees(1 Year Contract)         List Price    Discount   Monthly      Annual

POC Frac T-3 Gold Service Fee, 6Mb       $8000.00       30.0%    $5600.00    $67200.00
                                                                  -------    --------
                                                                  5600.00     67200.00

One-time Fees                           List Price    Discount    one-time

Activation, T3                           $5000.00       50.0%     $2500.00
                                                                  --------
                                                                   2500.00

Internet Advantage v6.0 Connection Service is a comprehensive, fully-managed offering for customers who view the Internet as a strategic resource and require a high level of reliability, quality, and performance to use the Internet as a vehicle for collaboration and commerce.

Internet Advantage Port Only Connection Service is monitored and maintained by GTE Internetworking 24 hours a day, 365 days a year by experienced operators, technicians, and analysts, and includes the following at no additional charge:

- Domain Name Service(DNS): Primary and secondary DNS are provided for up to 10 domains and 100 kilobytes of associated zone data file storage. We will also register up to 10 domain names for you with InterNIC. Fees for initial registration and on-going maintenance fees for each domain name will be billed to you directly by InterNIC.

- Stats Advantage Usage Reporting: Provides on-demand, web based graphical and tabular management summaries of traffic from your Internet connection to support your monitoring and capacity planning needs. In order to be able to view or receive Stats Advantage reports, Internet Advantage Port Only Connection Service customers must provide GTE Internetworking with a community string permitting read-only SNMP access to the CPE router.

- Network News Feed: Access to a virtually unlimited number of Internet news groups, bulletin boards, and discussion forums.

- Web-Based Training: Self-service, web-based training on Internet technology, configuration, and installation information, and guidelines for installing and operating Internet applications.

For additional charges, the following optional features and services are available under Internet Advantage Silver Connection Service:

- News Access Service allows customers to access Usenet news groups directly from GTE Internetworking's central news server.


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- Domain Name E-mail Access Service provides basic functionality without the expense of installing and maintaining an e-mail server. The service provides up to twenty domain name e-mail boxes for each Internet Advantage connection.

New customer orders for Internet Advantage Connection service must be placed for at least an initial one-year term. Service discounts may be available for one-year commitments. Activation, advanced features, and hardware-related fees are not discountable.

The Port Only Connection Service is intended for customers with the telco knowledge level and relationships to effectively maintain and trouble shoot the telco circuit. All customer Telco Circuit provisioning, troubleshooting, and maintenance are the responsibility of the customer.

An invoice for all one-time fees will be issued following the completion of service activation. Recurring fees will be invoiced on a monthly basis.

With fractional T3 service, you lock in a constant monthly fee regardless of how much bandwidth you use.

All invoices are payable net 30 days. Applicable taxes will be additional.

This Service Quotation is applicable only for version 6.0 of Internet Advantage Connection Service. This Service Quotation does not entitle you to any future versions or releases of such service that we may make available during the Service Period unless separately agreed to in writing by the parties.

Additional Terms:

(a) The Service Quotation and all services that may be provided pursuant to this Service Quotation are subject to the terms and conditions of (a) the Master Agreement for Internetworking Service or the Master Agreement for Internet Services or Internet Services and Products Master Agreement previously signed by you (or, if you have not signed such a Master Agreement, the terms and conditions of the current Master Agreement for Internetworking Services), and
(b) the Service Schedule for applicable Services you are purchasing as indicated in this Service Quotation.

(b) Final acceptance of this Service Quotation by us is subject to credit check approval, and confirmation of a valid Master Agreement and Service Schedule signed by the Customer.

(c) Any terms and conditions (including but not limited to those contained in a purchase order issued by Customer) which are different in form or in addition to the terms and conditions contained in this Service Quotation, the applicable Master Agreement, and/or the applicable Service Schedule(s) signed by the Customer, shall not be binding on us unless expressly accepted in writing,


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herein or otherwise, by our authorized representative, and we hereby object to and reject all terms and conditions not so accepted.

Customer Micro-Media Solutions, Inc.
Signature : /s/ Mitchell Kettrick V. P.  Date: 9-30-98
Print Name:     Mitchell Kettrick V. P.  Title: Vice-president

Purchase orders should be made out to:

GTE Internetworking
Attention: Glenn Birk
1950 Stemmons Freeway
Suite 2032
Dallas, TX 75207

Should you have questions about this quotation, please contact Glenn Birk at 214-800-5814, E-mail: gbirk@bbnplanet.com

Micro-Media Solutions, Inc.           Purchase Order:  38437
501 Waller                            Vendor:          GTE_BBN
Austin, Tx 78702
Phone #: 512-476-6925
Fax #:   512-473-2371

P U R C H A S E   O R D E R

To:
     GTE Internetworking
     1950 Stemmons Fwy.
     Suite 2032
     Dallas, TX 75207

Date:                      9/30/98
Buyer:                     MCK
Confirming to:             Glenn Birk
Remarks:                   Internat Connection

Required    Item Number         Description             Unit Cost      Amount
--------    -----------    --------------------         ---------     --------
1           non-stock      POD Frac T3 Gold
                           Service Fee                   5600.00       5600.00
                           Monthly rate
                           Usage at 6Mbps
                           Flexible usage applies
                           Quote number 76512-9719.1

                           Purchase Order total          5600.00



/s/ Mitchell Kettrick
Mitchell Kettrick
Authorized Signature